SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ___________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 10, 2004


                             ESCO TECHNOLOGIES INC.
               (Exact Name of Registrant as Specified in Charter)


          Missouri                        1-10596              43-1554045
       (State or Other                  (Commission         (I.R.S. Employer
Jurisdiction of Incorporation)          File Number)       Identification No.)



  8888 Ladue Road, Suite 200, St. Louis, Missouri                   63124-2056
  (Address of Principal Executive Offices)                          (Zip Code)



        Registrant's telephone number, including area code: 314-213-7200

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

Exhibit No.       Description of Exhibit

    99.1          Press Release dated August 10, 2004

ITEM 9.  REGULATION FD DISCLOSURE

Today, August 10, 2004, the Registrant is issuing a press release announcing its fiscal 2004 third quarter and first nine months financial and operating results. This press release is furnished herewith as Exhibit 99.1 and will be posted on the Registrant's website located at http://www.escotechnologies.com. It can be viewed through the Investor Relations page of the website under the tab "Press Releases", although the Registrant reserves the right to discontinue that availability at any time.

In addition, the Registrant announced in a press release issued on July 16, 2004 that a webcast of a fiscal third quarter conference call would be held on August 10, 2004 at 9:30 am, central time, and that the related press release would be available on that date.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Operations and Financial Information Furnished

Today, the Registrant is issuing a press release (Exhibit 99.1 to this report) announcing its fiscal 2004 third quarter and first nine months financial and operating results. See Item 9, Regulation FD Disclosure, above.

Non-GAAP Financial Measures

The press release furnished herewith contains financial measures and financial terms not calculated in accordance with generally accepted accounting principles in the United States of America ("GAAP") in order to provide investors and management with an alternative method for assessing the Registrant's operating results in a manner that is focused on the performance of the Registrant's ongoing operations. The Registrant has provided definitions below for the non-GAAP financial measures utilized in the press release, together with an explanation of why management uses these measures, and why management believes that these non-GAAP financial measures are useful to investors. The press release uses the non-GAAP financial measures of "operational" net earnings, earnings per share and results of operations and also of "EBIT from continuing operations," "EBIT margin", "free cash flow from continuing operations" and Filtration segment "operational" EBIT.


The Registrant defines "operational" net earnings, earnings per share, and results of operations as net earnings, earnings per share, and results of operations in accordance with GAAP, except for the exclusion of (i) exit costs and severance charges related to the shutdown of the Filtration segment Puerto Rico facility, (ii) asset impairment charges related to the Filtration segment Puerto Rico facility and Test segment U.K. facility, (iii) severance charges related to the Test segment U.K. facility, (iv) gain from settlement of patent litigation related to the Filtration segment, (v) costs resulting from the Management Transition Agreement between the Registrant and its former Chairman and (vi) the charge resulting from an equipment lease termination related to the Whatman Hemasure contract dispute. The Registrant defines "operational" EBIT margin as EBIT margin (defined below) with the foregoing exclusions. The
Registrant's management uses these "operational" results in evaluating the measures of continuing operations of the Registrant and believes that this information provides investors with additional insight into the period over period financial performance of the Registrant.

The Registrant defines "EBIT from continuing operations" as earnings before interest and taxes. The Registrant defines "EBIT margin" as EBIT from continuing operations as a percent of net sales. The Registrant's management evaluates the performance of its operating segments based on EBIT from continuing operations and EBIT margin, and believes that EBIT from continuing operations and EBIT margin are useful to investors to demonstrate the operational profitability of the Registrant's business segments by excluding interest and taxes, which are generally accounted for across the entire Registrant on a consolidated basis. EBIT from continuing operations is also one of the measures used by management in determining resource allocations within the Registrant and incentive compensation.

The Registrant defines "Free cash flow from continuing operations" as "Net cash provided by operating activities-continuing operations" less "Capital expenditures-continuing operations". The Registrant's management believes that free cash flow from continuing operations is useful to investors and management as a supplemental financial measurement in the evaluation of the Registrant's business and believes that free cash flow may provide additional information with respect to the Registrant's ability to meet its future debt service, capital expenditures and working capital requirements. Free cash flow can also be reinvested in the Registrant for future growth.

The Registrant defines Filtration segment "operational" EBIT as segment EBIT, excluding the following: (i) exit costs, severance charges and asset impairment charges related to the shutdown of the Puerto Rico facility, (ii) the gain from settlement of patent litigation, and (iii) the charge resulting from an equipment lease termination related to the Whatman Hemasure contract dispute.

The presentation of the information described above is intended to supplement investors' understanding of the Registrant's operating performance. The Registrant's non-GAAP financial measures may not be comparable to other companies' non-GAAP financial performance measures. Furthermore, these measures are not intended to replace net earnings, cash flows, financial position, or comprehensive income (loss), as determined in accordance with GAAP.


Other Matters

The information contained in this report, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 as amended ("Exchange Act") or otherwise subject to the liabilities of that section, unless the Registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933 as amended or the Exchange Act.


                                                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ESCO TECHNOLOGIES INC.


Dated:  August 10, 2004                          By:    /s/ G.E. Muenster
                                                         -----------------
                                                        G.E. Muenster
                                                        Vice President and
                                                        Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.                         Description of Exhibit

    99.1          Press release dated August 10, 2004

Exhibit 99.1



News From
ESCO Technologies

For more information contact:                             For media inquiries:
Patricia K. Moore                                         David P. Garino
Director, Investor Relations                              (314) 982-0551
ESCO Technologies Inc.
(314) 213-7277



                    ESCO ANNOUNCES THIRD QUARTER RESULTS AND
                      RAISES FISCAL YEAR EARNINGS GUIDANCE


     St. Louis, MO, August 10, 2004 - ESCO Technologies Inc. (NYSE: ESE) today announced its results for the fiscal 2004 third quarter ended June 30, 2004.

     The results reflect certain repositioning items that were announced and described in detail in previous releases in fiscal 2003 and 2004. These included severance and move charges related to the exit and relocation of Filtertek's Puerto Rican manufacturing facility; the divestiture of the Microfiltration and Separations businesses (MicroSep) which is accounted for as "discontinued operations;" the fiscal 2003 gain related to a patent litigation settlement; and the fiscal 2003 costs associated with the Management Transition Agreement (MTA) and the Whatman Manufacturing and Supply Agreement (MSA).

     The reconciliation of GAAP reported earnings to "Operational" earnings is included in the Exhibits attached to this release. The Company believes that the presentation of "Operational" earnings provides meaningful additional insight into the Company's performance.

                                    - more -

Add One


Results of Operations (in millions, except EPS)

     Sales and net earnings for the fiscal 2004 and 2003 third quarter and nine month year-to-date periods ended June 30 are noted below:


 3rd Qtr. - FY 2004                      Sales      Net Earnings    Diluted EPS
 ------------------                      -----      ------------    -----------

GAAP                                     $107.9M    $12.0M          $0.90
Operational                              $107.9M    $11.2M          $0.84

 3rd Qtr. - FY 2003                      Sales      Net Earnings    Diluted EPS
 ------------------                      -----      ------------    -----------


GAAP                                     $90.8M     $4.2M           $0.32
Operational                              $90.8M     $6.7M           $0.51

 9 Months YTD - FY 2004                  Sales      Net Earnings    Diluted EPS
 ----------------------                  -----      ------------    -----------


GAAP                                     $306.5M    $23.6M          $1.77
Operational                              $306.5M    $26.4M          $1.98

 9 Months YTD - FY 2003                  Sales      Net Earnings    Diluted EPS
 ----------------------                  -----      ------------    -----------


GAAP                                     $291.1M    $16.3M          $1.25
Operational                              $291.1M    $24.1M          $1.84


     Sales
     -----

     Fiscal 2004 third quarter consolidated sales of $107.9 million were $17.1 million, or 19 percent higher than fiscal 2003 third quarter sales. Year-to-date sales of $306.5 million in fiscal 2004 increased $15.4 million, or 5 percent versus the similar period in fiscal 2003. Favorable foreign currency values resulted in approximately $1 million and $5 million of the sales increases realized in the fiscal 2004 third quarter and year-to-date, respectively, as compared to prior year.

                                    - more -

Add Two

     On a segment basis for the fiscal 2004 third quarter, Communications sales increased 31 percent, Test sales increased 29 percent and Filtration sales increased 6 percent, as compared to the prior year third quarter. Year-to-date, fiscal 2004 Communications sales decreased 7 percent, Test sales increased 26 percent and Filtration sales increased 5 percent as compared to the first nine months of fiscal 2003.

     Communications segment sales increased in the third quarter as a result of significantly higher shipments of Automatic Meter Reading (AMR) equipment to electric utility cooperative customers (COOP), as well as sales to two new investor-owned utility customers (IOUs), Bangor Hydro-Electric Company and Idaho Power Company. Sales to PPL Electric Utilities Corporation (PPL) decreased approximately $12 million in the current year's third quarter compared to the third quarter of fiscal 2003. Sales to PPL were $0.6 million and $20.6 million in the fiscal 2004 third quarter and nine months, respectively, compared to $12.5 million and $50.4 million in the prior year third quarter and nine months, respectively. DCSI's sales to COOP and other customers increased 58 percent during the first nine months of fiscal 2004 to $76.5 million, from $48.3 million in the comparable period of fiscal 2003. Year-to-date sales decreased approximately $1.5 million at DCSI compared to prior year, primarily as a result of $30 million less sales to PPL in the current year as the contract nears completion. Sales decreased approximately $5.3 million year-to-date at Comtrak (SecurVision product) as a result of a delay in deliveries due to a significant customer requesting a modification of the operating system to provide enhanced "virus" protection. Deliveries of SecurVision products to this customer are expected to resume during the fourth quarter of fiscal 2004.

     Filtration segment sales increased in fiscal 2004 primarily as a result of higher defense shipments at VACCO; additional sales of commercial and automotive products at Filtertek; and, in the year-to-date period, favorable foreign currency exchange rates related to Filtertek's European operations.

                                    - more -

Add Three

     The Test segment sales increased significantly in the current quarter and year-to-date periods as a result of two significant test chamber installations in Europe and increased volume from the Company's Asian operations. Also, fiscal 2004 included the results of the acoustics business for nine months versus six months in the prior year.

Earnings Before Interest and Taxes (EBIT)
-----------------------------------------

     EBIT from continuing operations for the three and nine month periods ended June 30, 2004 and 2003 was affected by the Puerto Rican facility exit and move costs (fiscal 2004 and 2003), the patent litigation gain (fiscal 2003) and the MTA and MSA costs (fiscal 2003). In fiscal 2004, the pretax charges in continuing operations related to Puerto Rico were zero for the third quarter and $1.3 million year-to-date. In fiscal 2003, the pretax charges in continuing operations related to the above items were $3.0 million and $5.9 million for the third quarter and year-to-date periods, respectively. These items are included in "Earnings before income taxes" in the Exhibits attached to this release.

     On a segment basis, the following items impacted EBIT from continuing operations as a percent of sales ("EBIT margin") during the third quarter and nine months of fiscal 2004.

     In the Communications segment, EBIT margin is higher than prior year due to the increased sales volume, favorable sales mix resulting from additional sales to the COOP market, and cost reductions realized on certain components. In addition, the fiscal 2003 third quarter sales mix included a significant amount of lower margin commercial and industrial (C&I) meter modules.

     In the Filtration segment, EBIT margin improved in the third quarter of fiscal 2004 primarily due to higher defense sales at VACCO. The fiscal 2003 third quarter and year-to-date amounts were impacted by the Puerto Rico exit and move costs and the patent litigation gain.

                                                               - more -

Add Four

Year-to-date in fiscal 2004, EBIT margin in the Filtration segment was impacted by the exit and move costs incurred and the inefficiencies being absorbed at Filtertek during the first six months of fiscal 2004 as a result of operating in both the Puerto Rico and Juarez facilities. The move out of Puerto Rico was completed in mid-March 2004, and the facility is still being actively marketed for sale. Filtration EBIT was also negatively impacted by the lower sales of commercial aerospace products.

     In the Test segment, EBIT margin improved in the current fiscal year as a result of the significantly higher sales volume recognized in fiscal 2004. The fiscal 2003 amounts included costs associated with the U.K. facility consolidation mentioned in earlier releases.

New Orders and Cash Flow
------------------------

     New orders received during fiscal 2004 were $96.6 million and $291.7 million for the third quarter and nine-month period, resulting in a backlog at June 30, 2004 of $248.2 million. New orders received during the first nine months of fiscal 2004 in Filtration, Communications and Test were $126.6 million, $89.2 million, and $75.9 million, respectively.

     During the first nine months of fiscal 2004, the Company generated $22.9 million of free cash flow from continuing operations. Discontinued operations used $4.1 million of free cash flow. Free cash flow from continuing operations is defined as "Net Cash Provided by Operating Activities - Continuing Operations" less "Capital Expenditures - Continuing Operations." For a reconciliation of free cash flow, see the Exhibits attached to this release. Stock Repurchase Program

     On August 4, 2004, the Company's Board of Directors approved an extension of the previously authorized stock repurchase program, whereby the Company can currently purchase up to 1.1 million of its outstanding shares through the period ending September 30, 2006. The original authorization was for 1.3 million shares, and the Company has repurchased approximately 200,00 shares under this program since the original authorization in fiscal 2001.

                                     - more

Add Five

MicroSep Divestiture
--------------------

     During the fiscal 2004 third quarter, the Company sold its MicroSep businesses in two separate transactions for approximately $23 million in cash. The transactions were detailed in earlier releases.

Chairman's Commentary
---------------------

     Victor L. Richey, Chairman and Chief Executive Officer, commented, "I am particularly gratified by the strength of our third quarter results in that they are the product of both the repositioning plan we initiated a year ago, and the ongoing focus on our cost and competitive position across all of our businesses.

     "While throughout the year we had consistently expected a strong second half, our current expectations, as outlined in the Business Outlook Section of this release, are considerably better than our previous view. The incremental improvement is for the most part driven by the Communications segment. Perhaps more important though is the fact that we expect all three of our segments to make meaningful contributions throughout the second half of fiscal 2004.

     "In addition to completing the divestiture of the MicroSep businesses, we accomplished a number of other things in the third quarter which were noteworthy.

     "In the Test Segment, we were selected by Boeing to provide a $21 million aircraft chamber complex to the Agency for Defense Development of South Korea as a part of Boeing's F-15K offset program. Although we were notified in June of our selection, the contract was only recently negotiated and as such, the order will be reflected in our fourth quarter backlog.

     "In Communications, we expanded our presence in the IOU market with the award received in April 2004 from Bangor Hydro-Electric Company. We also positioned ourselves for

                                    - more -

Add Six


further differentiation in the AMR market through the acquisition of pre-payment technology from CIC Global LLC. Over the next 12 months we intend to integrate the acquired capability into our TWACS offering."

     Mr. Richey concluded, "I particularly appreciate both the support and guidance we received from our Board throughout the formulation and execution of our repositioning plan. I also greatly appreciate the support and patience of our shareholders. Having essentially completed the actions we initiated a year ago, the challenge ahead is to grow the business from what I believe is a strong foundation. Although timing can be a challenge with new product undertakings, acquisitions and major new programs, I believe we have both the resources and opportunities to succeed over the long term."

Fiscal 2004 Business Outlook
----------------------------

     Statements contained in the preceding and following paragraphs are based on
current   expectations.   Statements  that  are  not  strictly   historical  are
forward-looking, and actual results may differ materially.


Fourth Quarter Revenue and EBIT
-------------------------------

     Management expects the aggregate revenues for the fourth quarter of fiscal 2004 to be consistent with the third quarter of fiscal 2004. On a segment basis, the fourth quarter revenue expectations relative to the third quarter of fiscal 2004, are flat for Communications, modestly lower in Filtration due to the August European holiday plant shutdown, and modestly higher in Test.

     The current expectations for the fourth quarter fiscal 2004 EBIT margins by segment compared to the fiscal 2004 third quarter EBIT margins are flat for Communications, an

                                    - more -

Add Seven


improvement of 1 to 2 percent in Filtration primarily resulting from further benefits related to the closure of the Puerto Rico facility, and 1 to 2 percent lower margins in Test resulting from the sales mix.

Earnings Per Share (GAAP and Operational)
-----------------------------------------

     Management anticipates both GAAP and Operational earnings per share (EPS) for the fourth quarter of fiscal 2004 will be between $0.81 and $0.86 per share.

     The resulting fiscal year 2004 EPS from continuing operations on a GAAP and Operational basis is expected to be $2.72 to $2.77 per share, and $2.80 to $2.85 per share, respectively.

     The previous range of EPS guidance from continuing operations was $2.42 to $2.52 per share on a GAAP basis, and $2.50 to $2.60 per share on an Operational basis.

Conference Call
---------------

     The Company will host a conference call today, August 10, at 9:30 a.m., Central Time, to discuss the Company's third quarter operating results. A live audio web cast will be available on the Company's web site at www.escotechnologies.com. Please access the web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

     A replay of the conference call will be available today from 12:00 p.m., Central Time, until 11:59 p.m., Central Time on August 17, 2004. To access the replay, dial 1-888-203-1112 and enter the pass code 442881. In addition, a replay will be available for seven days on the Company's web site noted above.

                                    - more -

Add Eight


Forward-Looking Statements
--------------------------

     Statements in this press release regarding the results and timing of real estate sales, the level of contributions from each segment, the success and timing of technology integration efforts, the ability to differentiate the Company in the AMR markets, future fiscal 2004 revenues, EBIT, EPS and earnings, long term success of the Company, and other written or oral statements which are not strictly historical are "forward-looking" statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions, and speak only as of the date of this release. The Company's actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company's operations and business environment including, but not limited to: weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties or delays experienced during technology integration efforts; successful execution of the planned sale of the Company's Puerto Rico facility; delivery delays or defaults by customers; termination for convenience of customer contracts; timing and magnitude of future contract awards; performance issues with key suppliers and subcontractors; collective bargaining and labor disputes; changes in laws and regulations including changes in accounting standards and taxation requirements; changes in foreign or U.S. business conditions affecting the distribution of foreign earnings; costs relating to environmental matters; litigation uncertainty; and the Company's successful execution of internal operating plans.

     ESCO, headquartered in St. Louis, is a leading supplier of engineered filtration products to the process, health care and transportation markets worldwide. In addition, the Company markets proprietary, special purpose communications systems and is the industry leader in RF shielding and EMC test products.

                                (Tables Attached)

  Add Nine

                ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
       Condensed Consolidated Statements of Operations (Unaudited)
           (Dollars in thousands, except per share amounts)

                                      Three Months Ended June 30, 2004
                                      --------------------------------
                                     GAAP       Adj.      "Operational"(1)
                                     ----       ----      ----------------

  Net Sales                       $107,911                   107,911
  Cost and Expenses:
    Cost of sales                   70,125                    70,125
    SG&A                            19,670                    19,670
    Interest income                   (129)                     (129)
    Other expenses, net                 71                        71
                                    ------    ------          ------
      Total costs and expenses      89,737         -          89,737
                                    ------    ------          ------

  Earnings before income taxes      18,174         -          18,174
  Income taxes                       6,958                     6,958
                                     -----    ------           -----
      Net earnings from
       continuing operations        11,216         -          11,216

  Loss from discontinued
   operations, net of tax
   of $(527)                        (1,100)    1,100 (2)           -

  Gain on sale of discontinued
   operations, net of tax of
   $(1,153)                          1,925    (1,925)(2)           -
                                     -----    ------          ------
      Net earnings from
       discontinued operations         825      (825)              -
                                    ------    ------          ------

      Net earnings                $ 12,041      (825)         11,216
                                  ========    ======          ======

  Earnings (loss) per share:
    Basic
      Net earnings from
       continuing operations      $   0.87                      0.87
      Net earnings from
        discontinued operations       0.06                      0.00
                                      ----                      ----
      Net earnings                $   0.93                      0.87
                                      ====                      ====

    Diluted
      Net earnings from
       continuing operations      $   0.84                      0.84
      Net earnings from
       discontinued operations        0.06                      0.00
                                      ----                      ----
      Net earnings                $   0.90                      0.84
                                      ====                      ====

  Average common shares O/S:
    Basic                           12,938                    12,938
                                    ======                    ======
    Diluted                         13,315                    13,315
                                    ======                    ======


  (1) Represents results on an adjusted basis, after removing the item described below in (2).
  (2) Relates to the MicroSep businesses, sold in Q3 of 2004, which are classified as "discontinued operations."


                               - more -

Add Ten

             ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
    Condensed Consolidated Statements of Operations (Unaudited)
        Dollars in thousands, except per share amounts)

                                        Three Months Ended June 30, 2003
                                        --------------------------------
                                       GAAP       Adj.    "Operational"(1)
                                       ----       ----    ----------------

  Net Sales                          $ 90,794                 90,794
  Cost and Expenses:
    Cost of sales                      62,769                 62,769
    Asset impairment                    4,528  (4,528)(2)          -
    SG&A                               17,438    (302)(3)     17,136
    Interest expense                      175                    175
    Other expenses, net                (1,195)  1,801 (4)        606
                                       ------   -----            ---
      Total costs and expenses         83,715  (3,029)        80,686
                                       ------  ------         ------
  Earnings before income taxes          7,079   3,029         10,108
  Income taxes                          2,628     768 (5)     3,396
                                        -----     ---         -----
      Net earnings from continuing
       operations                       4,451   2,261          6,712
  Loss from discontinued operations,
    net of tax of $(580)               (1,190)  1,190 (6)          -
  Gain on sale of discontinued
   operations, net of tax of $733         894    (894)(7)          -
                                          ---    ----           ----
      Net loss from discontinued
       operations                        (296)    296              -
                                         ----     ---           ----

      Net earnings                    $ 4,155   2,557          6,712
                                      =======   =====          =====
  Earnings (loss) per share:
    Basic
      Net earnings from continuing
       operations                        0.35                   0.53
      Net loss from
       discontinued operations          (0.02)                  0.00
                                        -----                   ----
      Net earnings                    $  0.33                   0.53
                                        -----                   ----
    Diluted
      Net earnings from continuing
       operations                     $  0.34                   0.51
      Net loss from discontinued
       operations                       (0.02)                  0.00
                                        -----                   ----
      Net earnings                       0.32                   0.51
                                         ====                   ====
  Average common shares O/S:
    Basic                              12,717                 12,717
                                       ======                 ======
    Diluted                            13,153                 13,153
                                       ======                 ======

  (1) Represents results on an adjusted basis, after removing the items described below.
  (2) Represents the asset impairment charges related to the Filtertek Puerto Rico facility/U.K. facility.
  (3) Represents severance charges related to the Filtertek Puerto Rico facility/U.K. facility.
  (4) Represents the $2.1 million gain from settlement of patent litigation partially offset by $0.3 million of exit costs related to the Filtertek Puerto Rico facility.
  (5) Represents the tax impact of the items described above in
      (2)-(4).
  (6) Relates to the MicroSep and Rantec businesses which are classified as "discontinued operations."
  (7) Relates to the Rantec business, sold in Q3 of 2003, which is classified as "discontinued operations."

                                  - more -

  Add Eleven

               ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
       Condensed Consolidated Statements of Operations (Unaudited)
          (Dollars in thousands, except per share amounts)

                                       Nine Months Ended June 30, 2004
                                       -------------------------------
                                                               (1)
                                      GAAP       Adj.     "Operational"
                                      ----       ----     -------------

  Net Sales                         $306,477                   306,477
  Cost and Expenses:
    Cost of sales                    207,175                   207,175
    SG&A                              57,549    (470)(2)        57,079
    Interest income                     (648)                     (648)
    Other expenses, net                1,199    (860)(3)           339
                                       -----    ----               ---
      Total costs and expenses       265,275  (1,330)          263,945
                                     -------  ------           -------

  Earnings before income taxes        41,202   1,330            42,532
  Income taxes                        15,833     305 (4)        16,138
                                      ------     ---            ------

    Net earnings from continuing
       operations                     25,369   1,025            26,394

  Loss from discontinued operations,
   net of tax of $(1,735)             (3,737)  3,737 (5)             -

  Gain on sale of discontinued
   operations, net of tax of $(1,153)  1,925  (1,925)(5)             -
                                       -----  ------            ------

    Net loss from discontinued
       operations                     (1,812)  1,812                 -
                                      ------   -----            ------

    Net earnings                    $ 23,557   2,837            26,394
                                    ========   =====            ======

  Earnings (loss) per share:
    Basic
      Net earnings from continuing
       operations                   $   1.97                      2.05
      Net loss from discontinued
       operations                      (0.14)                     0.00
                                       -----                      ----
        Net earnings                $   1.83                      2.05
                                        ====                      ====
    Diluted
      Net earnings from continuing
       operations                       1.91                      1.98
      Net loss from discontinued
       operations                      (0.14)                     0.00
                                       -----                      ----
      Net earnings                      1.77                      1.98
                                        ====                      ====

  Average common shares O/S:
    Basic                             12,885                    12,885
                                      ======                    ======
    Diluted                           13,310                    13,310
                                      ======                    ======

  (1) Represents results on an adjusted basis, after removing the items described below.
  (2) Represents severance charges related to the exit of the Puerto Rico facility.
  (3) Represents shutdown costs related to the exit of the Puerto Rico facility.
  (4) Represents the tax impact of the items described above in (2)-(3).
  (5) Relates to the MicroSep businesses, sold in Q3 of 2004, which are classified as "discontinued operations."

                                    - more -

  Add Twelve

               ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
    Condensed Consolidated Statements of Operations (Unaudited)
         (Dollars in thousands, except per share amounts)

                                       Nine Months Ended June 30, 2003
                                       -------------------------------
                                                               (1)
                                      GAAP       Adj.     "Operational"
                                      ----       ----     -------------

  Net Sales                         $291,079                   291,079
  Cost and Expenses:
    Cost of sales                    198,966                   198,966
    Asset impairment                   4,528   (4,528)(2)            -
    SG&A                              53,829   (1,713)(3)       52,116
    Interest income                      (94)                      (94)
    Other expenses, net                1,621      312 (4)        1,933
                                       -----      ---            -----
      Total costs and expenses       258,850   (5,929)         252,921
                                     -------   ------          -------
  Earnings before income taxes        32,229    5,929           38,158
  Income taxes                        11,966    2,106 (5)       14,072
                                      ------    -----           ------
      Net earnings from continuing
       operations                     20,263    3,823           24,086
  Loss from discontinued operations,
   net of tax of $(1,925)             (4,819)   4,819 (6)            -
  Gain on sale of discontinued
   operations, net of tax of $733        894     (894)(7)            -
                             ----        ---     ----             ----
      Net loss from discontinued
       operations                     (3,925)   3,925                -
                                      ------    -----             ----
      Net earnings                  $ 16,338    7,748           24,086
                                    ========    =====           ======
  Earnings (loss) per  share:
    Basic
      Net earnings from continuing
       operations                   $   1.60                      1.91
      Net loss from discontinued
       operations                      (0.31)                     0.00
                                       -----                      ----
      Net earnings                  $   1.29                      1.91
                                    ========                      ====
    Diluted
      Net earnings from continuing
       operations                   $   1.55                      1.84
      Net loss from discontinued
       operations                      (0.30)                     0.00
                                       -----                      ----
      Net earnings                  $   1.25                      1.84
                                    ========                      ====
  Average common shares O/S:
    Basic                             12,634                    12,634
                                      ======                    ======
    Diluted                           13,085                    13,085
                                      ======                    ======

  (1) Represents results on an adjusted basis, after removing the items described below.
  (2) Represents the asset impairment charges related to the Filtertek Puerto Rico facility/U.K. facility.
  (3) Represents $1.4 million of costs related to the MTA and $0.3 million of severance charges related to the exit of the Filtertek Puerto Rico facility/U.K. facility.
  (4) Represents $1.5 million of charges related to the Whatman MSA dispute, $0.2 million of Puerto Rico exit costs offset by $2.1 million of a gain from settlement of patent litigation.
  (5) Represents the tax impact of items (2)-(4) described above.
  (6) Relates to the MicroSep and Rantec businesses which are classified as "discontinued operations."
  (7) Relates to the Rantec business, sold in Q3 of 2003, which is classified as "discontinued operations."

                                    - more -

  Add Thirteen
                ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
                 Condensed Business Segment Information
                                (Unaudited)
                          (Dollars in millions)

                                 Three Months Ended  Nine Months Ended
                                       June 30,          June 30,
                                     2004    2003      2004    2003
                                     ----    ----      ----    ----
  Net Sales - GAAP
  ----------------
    Filtration                     $ 44.0    41.6     126.2   120.6
    Communications                   37.2    28.5      99.0   105.9
    Test                             26.7    20.7      81.3    64.6
                                     ----    ----      ----    ----
      Totals                       $107.9    90.8     306.5   291.1
                                   ======    ====     =====   =====
  EBIT - GAAP  (1)
  ----------------
    Filtration (2)                 $  6.4     2.4      14.1    11.5
    Communications                   11.7     5.5      26.3    25.7
    Test                              2.8     1.2 (3)   8.3     4.9 (3)
    Corporate                        (2.9)   (1.8)     (8.1)  (10.0)(4)
                                     ----    ----      ----   -----
      Totals                       $ 18.0     7.3      40.6    32.1
                                   ======     ===      ====    ====

  Note: Amounts presented above exclude the operations of the MicroSep businesses, which are classified as "discontinued operations." Depreciation and amortization expense for continuing operations was $3.1 million and $2.6 million for the third quarters ended June 30, 2004 and 2003, respectively, and $9.0 million and $8.4 million for the nine-month periods ended June 30, 2004 and 2003, respectively.

  (1) EBIT is defined as earnings from continuing operations before interest and taxes.
  (2) The reconciliation to Operational Revenue/EBIT for the Filtration segment is below:

                                   Q3 FY 04             Q3 FY 03
                                   --------             --------
                                Net Sales   EBIT   Net Sales   EBIT
                                ---------   ----   ---------   ----

    Filtration Segment - GAAP     $44.0    $ 6.4     $ 41.6   $ 2.4
    Adjustments                       -        -          -     2.6 (5)
                                   ----      ---       ----     ---
    Filtration Segment -
     "Operational"                $44.0    $ 6.4     $ 41.6   $ 5.0
                                  =====    =====     ======   =====

                                  YTD FY 04            YTD FY 03
                                  ---------            ---------
                                Net Sales   EBIT   Net Sales   EBIT
                                ---------   ----   ---------   ----

    Filtration Segment - GAAP    $126.2    $14.1     $120.6   $11.5
    Adjustments                       -      1.3 (6)      -     4.1 (7)
                                  -----     ----      -----    ----
    Filtration Segment -
     "Operational"               $126.2    $15.4     $120.6   $15.6
                                 ======    =====     ======   =====

  (3) Includes $0.3 million of charges related to the U.K. Test move/ restructuring.
  (4) Includes $1.4 million of costs related to the MTA between the Company and its former Chairman.
  (5) Includes $4.7 million of impairment charges and exit costs related to the Filtertek Puerto Rico facility and a $2.1 million gain related to the settlement of patent litigation.
  (6) Includes $1.3 million of exit costs related to the Filtertek Puerto Rico facility.
  (7) Includes $4.7 million of impairment charges and exit costs related to the Filtertek Puerto Rico facility and a $2.1 million gain related to the settlement of patent litigation. Also, includes a $1.5 million charge resulting from an equipment lease termination related to the Whatman Hemasure MSA dispute.
                                   - more -

Add Fourteen

                 ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
              Reconciliation of Non-GAAP Financial Measures
                                (unaudited)
                          (Dollars in millions)

EBIT (1) - As Reported
----------------------

                            Three Months Ended      Nine Months Ended
                                 June 30,               June 30,
                                 --------               --------
                           2004          2003      2004         2003
                           ----          ----      ----         ----
EBIT                      $ 18.0        $  7.3    $ 40.6       $ 32.1
Interest income (expense)    0.1          (0.2)      0.6          0.1
Less: Income taxes           6.9           2.6      15.8         11.9
                            ----           ---      ----         ----
Net earnings from
 continuing operations    $ 11.2        $  4.5    $ 25.4       $ 20.3
                          ======        ======    ======       ======


(1) EBIT is defined as earnings from continuing operations before interest and taxes. Excludes the operations of the MicroSep businesses, which are classified as "discontinued operations."

EPS FY 2004 Reconciliation
--------------------------
                                             Range
                                             -----

                               9 mth YTD
                                 Actual        Q4           FY 2004
                                ------         --           -------
GAAP outlook -
  Continuing Operations         $ 1.91     $0.81-0.86     $2.72-2.77
Add: Puerto Rico exit           $ 0.08           -              0.08
                                ------     ----------     ----------
Operational outlook (2)         $ 1.99     $0.81-0.86     $2.80-2.85
                    ==          ======     ==========     ==========


(2) Operational EPS is defined as earnings per share less the "adjustments" defined above.


























                                    - more -

  Add Fifteen

                ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
                 Condensed Consolidated Balance Sheets
                         (Dollars in thousands)

                                    June 30,             September 30,
                                      2004                   2003
                                      ----                   ----
                                  (unaudited)
  Assets
    Cash and cash equivalents      $ 57,544               $ 31,285
    Accounts receivable, net         76,922                 69,379
    Costs and estimated
     earnings on long-term
     contracts                        2,229                  4,663
    Inventories                      46,736                 48,432
    Current portion of deferred
     tax assets                      24,962                 24,187
    Other current assets              4,459                  6,549
    Current assets from
     discontinued operations (1)          -                 21,640
                                    -------                -------
      Total current assets          212,852                206,135

    Property, plant and equipment,
     net                             71,912                 71,169
    Goodwill                         69,002                 68,653
    Deferred tax assets              16,497                 16,618
    Other assets                     18,691                 14,081
    Other assets from discontinued
     operations (1)                       -                 16,725
                                    -------                -------
                                   $388,954               $393,381
                                   ========               ========

  Liabilities and Shareholders' Equity
  ------------------------------------
    Short-term borrowings and
     current maturities of long-
     term debt                     $     37               $ 10,143
    Other current liabilities        61,352                 66,097
    Current liabilities from
     discontinued operations (1)          -                  9,397
                                     ------                 ------
      Total current liabilities      61,389                 85,637
    Deferred income                   2,852                  3,194
    Other liabilities                21,227                 20,556
    Long-term debt                      509                    490
    Liabilities from discontinued
     operations (1)                       -                  8,115
    Shareholders' equity            302,977                275,389
                                    -------                -------
                                   $388,954               $393,381
                                   ========               ========


  (1) Relates to the MicroSep businesses, sold in Q3 of 2004, which are classified as "discontinued operations."










                                    - more -

  Add Sixteen

                ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (Unaudited)
                         (Dollars in thousands)

                                            Nine Months    Nine Months
                                               Ended          Ended
                                           June 30, 2004  June 30, 2003
                                           -------------  -------------
  Cash flows from operating activities:
    Net earnings                               23,557        16,338
    Adjustments to reconcile net earnings
     to net cash provided by operating
     activities:
      Net loss from discontinued operations,
       net of tax                               1,812         3,925
      Depreciation and amortization             8,980         8,446
      Changes in operating working capital     (6,843)       (9,294)
      Effect of deferred taxes                    121         4,507
      Proceeds from settlement of patent
       litigation                                   -         7,300
      Gain on settlement of patent litigation       -        (2,056)
      Other                                     3,163         4,444
                                                -----         -----
        Net cash provided by operating
         activities - continuing operations    30,790        33,610
        Net cash used by discontinued
         operations (1)                        (2,735)       (4,708)
                                               ------        ------
        Net cash provided by operating
         activities                            28,055        28,902
                                               ------        ------

  Cash flows from investing activities:
    Acquisition of businesses -
     continuing operations                       (238)       (4,000)
    Acquisition of businesses -
     discontinued operations                        -        (1,364)
    Proceeds from divestiture of businesses    23,275         6,000
    Proceeds from note receivable               2,120             -
     Capital expenditures - continuing
     operations                                (7,905)       (7,173)
    Capital expenditures - discontinued
     operations                                (1,390)       (2,542)
                                               ------        ------
      Net cash provided (used) by investing
       activities                              15,862        (9,079)
                                               ------        ------

  Cash flows from financing activities:
    Proceeds from long-term debt                  378             -
    Net decrease in short-term borrowings     (10,000)          (86)
    Principal payments on long-term debt -
     continuing operations                       (478)         (626)
    Principal payments on long-term debt -
     discontinued operations (1)               (9,024)            -
    Purchases of common stock into treasury         -        (1,438)
    Other                                       1,466         2,789
                                                -----         -----
      Net cash (used) provided by financing
       activities                             (17,658)          639
                                              -------           ---
  Net increase in cash and cash equivalents    26,259        20,462
  Cash and cash equivalents, beginning of
   period                                      31,285        24,930
                                               ------        ------
  Cash and cash equivalents, end of period     57,544        45,392
                                               ======        ======
  (1) Relates to the MicroSep businesses which are classified as "discontinued operations."
                                    - more -

Add Seventeen

            ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
           Free Cash Flow - YTD FY 2004-June 30, 2004
                     (Dollars in thousands)

                                Continuing     Discontinued
                                Operations      Operations     Total
                                ----------      ----------     -----



Net cash provided by operating
 activities                     $  30,790        (2,735)       28,055

Less: Capital expenditures         (7,905)       (1,390)       (9,295)
                                   ------        ------        ------

Free cash flow                  $  22,885        (4,125)       18,760
                                =========        ======        ======










































                                    - more -

  Add Eighteen

                 ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
                     Other Selected Financial Data
                              (Unaudited)
                        (Dollars in thousands)

  Backlog And Entered
  -------------------
  Orders - Q3 FY 2004  (1)       Filtration    Comm.   Test     Total
  ------------------------       ----------    -----   ----     -----

    Beginning Backlog - 3/31/04 $  90,385   126,124   42,985   259,494
    Entered Orders                 40,261    31,773 * 24,570    96,604
    Sales                         (44,034)  (37,190)*(26,687) (107,911)
                                  -------   -------  -------  --------
    Ending Backlog - 6/30/04    $  86,612   120,707   40,868   248,187
                                =========   =======   ======   =======


  Backlog And Entered
  -------------------
  Orders - YTD FY 2004  (1)      Filtration    Comm.    Test    Total
  -------------------------      ----------    -----    ----    -----

    Beginning Backlog - 9/30/03    86,194   130,434   46,342   262,970
    Entered Orders                126,579    89,236 * 75,879   291,694
    Sales                        (126,161)  (98,963)*(81,353) (306,477)
                                 --------   -------  -------  --------
    Ending Backlog - 6/30/04       86,612   120,707   40,868   248,187
                                   ======   =======   ======   =======

  (1) Excludes the MicroSep businesses for the period presented.



 * Communications Recap:
 -----------------------
                                       Q3                YTD
                                     FY 2004   Q3     FY 2004    YTD
                                    Entered  FY 2004  Entered   FY 2004
                                    Orders    Sales   Orders    Sales
                                    ------    -----   ------    -----

  AMR Products (DCSI)               30,798   36,215   87,376    97,103
  SecurVision Video Security
   (Comtrak)                           975      975    1,860     1,860
                                    ------      ---    -----     -----
      Total                         31,773   37,190   89,236    98,963
                                    ------   ------   ------    ------

  Orders/Sales to PPL                    -     (642)       -   (20,555)
                                    ------     ----   ------   -------
    Excluding PPL                   31,773   36,548   89,236    78,408
                                    ======   ======   ======    ======


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